EXECUTION COPY


                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                    -----------------------------------------

         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT, dated as of the 18th day of December 1997 (the "Agreement"), by and among David Walsh (the "Executive") and International Exchange Networks, Ltd., a Delaware corporation ("the Company").

         WHEREAS, upon the closings (the "Closings") of the transactions contemplated by each of (a) the Agreement and Plan of Merger, dated as of the date hereof ("Merger Agreement"), between Arizona Acquisition Corp. and IPC Information Systems, Inc., a Delaware corporation ("IPC") and (b) the Share Exchange and Termination Agreement, dated as of the date hereof, among Executive, the Company and other parties named therein, the Company will become a wholly-owned subsidiary of IPC;

         WHEREAS, after the Closings, the Executive is expected to make a major contribution to the growth, profitability and financial strength of the Company;

         WHEREAS, the Company and the Executive are parties to an Employment and Non-Competition Agreement dated as of June 22, 1995 (the "Existing Agreement"); and

         WHEREAS, effective upon the Closings, the Company desire to retain the services of the Executive, and the Executive desires to be retained by the Company, on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. CERTAIN DEFINITIONS. The following terms, when used in this Agreement, shall have the following meanings (such definitions to be equally applicable to both singular and plural terms of the terms defined):

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

                  "Cause" means an omission, act or action or series of omissions, acts or actions of the Executive which, in the determination of the Board (as defined in Section 3), constitute(s), cause(s) or result(s) in: (a) the Executive's material dishonesty including, without limitation, theft, fraud, embezzlement, material financial misrepresentation or other similar behavior or action in his dealings with or with respect to the Company or any Subsidiary or Affiliate thereof or entity with which the Company, a Subsidiary or Affiliate thereof, shall be engaged in or be attempting to engage in commerce, (b) the conviction of the Executive for, or the Executive's entry of a plea of guilty or nolo contendere to, the commission of a felony, (c) the willful refusal of the Executive to follow the lawful directives of the Board of Directors of the Company (the "Board") with respect to his duties hereunder, which directives shall be consistent with his position as an officer of the Company as set forth in Section 3.2 hereof, which refusal is not cured by the Executive within 30 calendar days after written notice from the Board to the Executive setting forth with reasonable specificity the nature thereof, or (d) the material breach of any provision of this Agreement which is not cured by the Executive within 30 calendar days after written notice from the Board to the Executive setting forth with reasonable specificity the nature of such breach.

                  "Control" (including the terms "Controlled by" and "under common Control with") means the possession, directly or indirectly or as a trustee or executor, of the power to direct or cause the direction of the management of a Person, whether through the ownership of stock, as a trustee or executor, by contract or credit agreement or otherwise.

                  "Disability" means the inability of the Executive to perform his duties and obligations for the Company as required by this Agreement, because of a disability which is not of an apparently temporary nature, which results from mental or bodily injury, sickness or disease or any combination thereof, and which has lasted a period of more than 180 consecutive days or more than 180 days within any period of 365 consecutive days.

                  "Good Reason" shall mean (i) a material and adverse change in the Executive's duties and responsibilities as set forth in Section 3.2 hereof, without the express written consent of the Executive, (ii) the attempted relocation of the Executive's principal place of employment to a location at least 50 miles away from the location of such employment on the date of the effectiveness of this Agreement without the express written consent of the Executive, or (iii) a material breach by the Company of any provision of this Agreement or any other agreement between the Executive and the Company or any of its Affiliates (but only if such material breach is as to the Executive) which, in any case, is not cured by the Company within 30 calendar days after written notice from the Executive to the Board setting forth with reasonable specificity the nature of such breach.

                  "Person" means an individual, corporation, partnership, limited liability company, limited partnership, association, trust, unincorporated organization or other entity or group (as defined in Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended).

                  "Subsidiary" means, with respect to any Person, any entity which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

         2. EMPLOYMENT; TERM. The Company agrees to employ the Executive, and the Executive hereby agrees to accept such employment by the Company, on the terms and conditions set forth herein. The parties hereto agree that such employment shall not be on an "at-will" basis, but shall be governed by the terms and conditions of this Agreement during the Term (as defined herein) of this Agreement. Unless sooner terminated in the manner hereinafter provided, the term of this Agreement shall commence on the date of the Closings and shall expire on the fifth anniversary thereof (the "Initial Term"); PROVIDED, HOWEVER, that this Agreement shall automatically be extended for successive one year terms, unless either party shall notify the other at least 90 days prior to the scheduled expiration of this Agreement that the Agreement shall not be so extended (the Initial Term, plus any extensions thereof, hereinafter referred to as the "Term"). The parties agree that (i) upon the Closings, the Existing Agreement shall be have no further force and effect with no liability to any of the parties thereto and no further payments shall be made thereunder, (ii) should the Closings not occur, this Agreement shall be void and have no force and effect, and (iii) this Agreement shall not become effective until the Closings occur.

         3. DUTIES.

                  3.1 OFFICE; BOARD MEMBERSHIP. During the Term, the Executive shall serve as Chief Executive Officer of the Company, reporting only to the Board and to the IPC Board of Directors. In addition, during the Term, the Executive shall serve as Chairman of the Board and as a member of the Board.

                  3.2 DUTIES. Subject always to the supervision and direction of the Board, the Executive shall have the duties and responsibilities consistent with his position Chief Executive Officer of the Company. Without limiting the generality of the foregoing, and subject to the supervision and direction of the Board, such duties and responsibilities shall include the day-to-day management and control over all aspects of the business and operations of the Company, including, without limitation, sales practices, price of merchandise, inventory matters, customer relations matters, and the hiring, firing and compensation of employees of the Company, all with the authority and discretion consistent with the position of Chief Executive Officer of the Company.

                  3.3 FULL WORKING TIME. (a) During the Term, the Executive shall devote his full working time and his best efforts, and apply all of his skill and experience, to the proper performance of his duties hereunder and to the business and affairs of the Company. During the Term, the Executive, without the prior written approval of the Board, shall not, either directly or indirectly, actively participate in any other business or accept any employment or business office whatsoever (including but not limited to serving as a director ) from any other Person (but the foregoing shall not preclude the Executive, subject to Section 7 hereof, from (i) serving as a director of any nonprofit or charitable organization, or (ii) making an investment in any other business, so long as in any such case the Executive does not actively participate in such other business or organization and such activity does not interfere with the Executive's ability to perform his duties hereunder and does not constitute a conflict of interest with the Company or any of its Affiliates in the reasonable opinion of the Board).

                  (b) On or before the Closings, Executive shall have reduced his ownership interest in Voyager Networks, Inc. to a level where such interest would be permissible pursuant to the proviso contained in Section 7.1 hereof.

         4. SALARY AND BENEFITS.

                  4.1 BASE SALARY. The Company shall pay the Executive during the Term a base salary at an annual rate of $225,000 per annum, payable in accordance with the standard payroll practices of the Company ("Base Salary"). It is understood that the Base Salary shall be the Executive's minimum annual compensation during the Term. The Base Salary shall be reviewed annually by the Board, or the Compensation Committee of the Board, and may be increased (but not decreased) at its discretion.

                  4.2 BONUS. For each fiscal year of the Company ending during the Term, the Company may pay to the Executive a bonus based upon the achievement of certain financial performance criteria of the Company for such year established by the Board, after consultation with the Company management team (a "Bonus"). With respect to each such fiscal year, the parties hereto agree that Executive shall have the opportunity to earn a Bonus of at least $175,000.

                  4.3 STOCK OPTIONS. (a) Immediately after giving effect to the transactions contemplated by the Merger Agreement, the Executive shall be granted an option to purchase shares of the common stock of IPC (the "Option") pursuant to the IPC Information Systems, Inc. Stock Option Plan. The terms of the Option shall be set forth on the Option Grant Certificate (the "Certificate") attached on Exhibit A hereto, which Certificate is hereby incorporated by reference into this Agreement.

                       (b) If, prior to the second anniversary of the Closings,
(i) IPC distributes the common stock of the Company that it holds to the stockholders of IPC, or (ii) there is an initial public offering or private offering of the Company's common stock (other than a private sale of control of the Company to single person or group of persons not involving a public offering), then, effective upon such distribution or public offering, the Company shall grant to the Executive a fully vested and immediately exercisable option to purchase 3% of the shares of Company common stock then outstanding (determined on a fully diluted basis after giving effect to such distribution or offering), provided that the Executive is an employee of the Company on the date of such grant, or prior thereto, terminated employment under circumstances described in Section 5.2(b). The terms of such option shall provide that, at the earliest practicable time following the time that the Company becomes subject to the reporting requirements pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company shall take such action as may be necessary so that the shares acquired upon exercise of the option may be resold without restriction, other than securities law restrictions imposed by reason of the Executive's status as an "affiliate" within the meaning of the Securities Act of 1933. The exercise price of such option shall be not more than the fair market value of the Company common stock at the date of grant. In addition, the Company shall grant options with respect to an additional 2% of the shares of Company common stock then outstanding, which options shall be granted to such employees of the Company and in such amounts and on such terms as shall be determined by the Company in consultation with the Executive.

                  4.4 BENEFITS. The Executive shall participate, to the maximum extent that he is eligible therefor, in any and all plans or programs which may be maintained by the Company for its employees and/or senior executives generally, or the Executive specifically, providing insurance, medical benefits, retirement benefits, or other like fringe benefits. The amount and quality of such benefits shall in no event be materially worse than those in effect prior to the Closings, unless obtaining any such benefits would be commercially impracticable. The Company shall provide the Executive with a customary level of Directors and Officers insurance during the Term, to the extent that such policy is reasonably available to the Company from time to time.

                  4.5 VACATION. The Executive shall be entitled to three (3) weeks annual paid vacation each year of the Term to be taken in accordance with the Company' vacation policy.

                  4.6 EXPENSES. The Company shall pay or reimburse the Executive for reasonable business expenses actually incurred or paid by the Executive during the Term, in the performance of his services hereunder; provided that such expenses are consistent with the Company policy. Such payment or reimbursement shall be made upon presentation of expense statements or vouchers or other supporting information acceptable to the Company and otherwise in accordance with the Company policy then in effect.

                  4.7 EXCISE TAX GROSS-UP. The Company shall pay the Executive such amounts that, on an after-tax basis (including federal income and excise taxes, and state and local income taxes) equals the excise tax, if any, imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") upon by the Executive by reason of amounts payable by the Company or its Affiliates either under this Agreement or outside of this Agreement that are described in Section 280G(b)(2)(A)(i) of the Code. For purposes of this Section 4.7, the Executive shall be deemed to pay federal, state and local income taxes at the highest marginal rate of taxation.

                  4.8 DEDUCTIONS. The Company shall deduct from all compensation payable hereunder such payroll, withholding and other taxes as may be required by law.

         5. TERMINATION.

                  5.1 GENERAL. The Company, by action of the Board, shall have the right to terminate the employment of Executive at any time with or without Cause.

                  5.2 TERMINATION UNDER CERTAIN CIRCUMSTANCES. (a) In the event Executive's employment with the Company is terminated prior to the expiration of the Term by reason of (i) the Executive's resignation without Good Reason, (ii) death, (iii) Disability or (iv) the Executive's discharge by the Company for Cause, this Agreement shall terminate including, without limitation, the Company's obligations to provide any compensation, benefits or severance to the Executive under Section 4 hereof or otherwise.

                       (b) In the event that the Executive's employment with the Company is terminated by the Executive prior to the expiration of the Term for Good Reason, or by the Company prior to the expiration of the Term other than by reason of (i) the Executive's resignation, (ii) death,

(iii) Disability or (iv) the Executive's discharge by the Company for Cause, the Company shall pay or provide the Executive the following:

                            (i) a lump sum payment, payable as soon as
practicable following such termination, in an amount that equals the product of
(A) the greater of three or the number of years and fractions thereof remaining in the Term (assuming that the Term would expire as of the last day of the then-effective Term without extension thereof), and (B) the sum of the Executive's Base Salary in effect on the date of such termination and the Executive's Bonus (which for purposes of the clause shall equal the quotient of the sum of all Bonuses paid hereunder for fiscal years of the Company ending prior to the date of such termination, divided by the number of all such fiscal years; PROVIDED, HOWEVER, that if such termination occurs prior to the end of the first such fiscal year, then the Bonus shall equal $175,000); and

                            (ii) during the remainder of the Term (assuming that
the Term would expire as of the last day of the then-effective Term without extension thereof), or three years after the date of such termination, continuation of the Executive's health, life and disability benefits received pursuant to Section 4.4 hereof.

The Company and Executive hereby stipulate that the damages which may be incurred by the Executive as a consequence of any such termination of employment are not capable of accurate measurement as of the date first above written and that the benefits and payments provided for in this Agreement constitute a reasonable estimate under the circumstances of, and are in full satisfaction of, all damages sustained as a consequence of any such termination of employment, without any requirement of proof of actual damage and without regard to the Executive's efforts, if any, to mitigate damages. The Company and the Executive further agree that the Company may condition the payments and benefits (if any) due under this Section on the receipt of the Executive's resignation from any and all positions which he holds as an officer, director or committee member with respect to the Company, or any Subsidiary or Affiliate thereof.

         6. PROPRIETARY INFORMATION.

                  6.1 DISCLOSURE TO THE COMPANY. The Executive shall promptly disclose to the Company in such form and manner as the Company may reasonably require (a) all operations, systems, services, methods, developments, inventions, improvements and other information or data pertaining to the business or activities of the Company and its Subsidiaries and Affiliates as are conceived, originated, discovered or developed by Executive (whether or not copyrighted or patented or capable of being copyrighted or patented) during the Term of his employment with either IPC or the Company (whether before or after the date hereof), and (b) such information and data pertaining to the business, operations, personnel, activities, financial affairs, and other information relating to the Company and its Subsidiaries and Affiliates and their respective customers, suppliers, employees and other persons having business dealings with the Company and its Subsidiaries and Affiliates as may be reasonably required for the Company to operate its business. It is understood that such information is proprietary in nature and shall (as between the Company and Executive) be for the exclusive use and benefit of the Company and shall be and remain the property of the Company both during the Term and thereafter. If so requested by the Company, the Executive shall execute and deliver to the Company any instrument as the Company may reasonably request to effectuate the assignment of any such proprietary information to the Company. Without limiting the generality of the foregoing, the Executive hereby releases and waives and assigns to the Company any and all claims and rights which he has against any of the Company or any Subsidiary or Affiliate thereof or any of the technology, "knowhow," licenses or other proprietary rights or processes of the Company or any Subsidiary or Affiliate thereof.

                  6.2 POST-EMPLOYMENT. In the event that the Executive leaves the employ of the Company for any reason, including, without limitation, the expiration of the Term, the Executive shall deliver to the Company (and shall not keep in his possession, recreate or deliver to anyone other than the Company) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, together with all copies thereof (in whatever medium recorded) belonging to the Company or any Subsidiary or Affiliate thereof or any of their respective successors or assigns.

         7. NON-COMPETITION AND NON-SOLICITATION.

                  7.1 NON-COMPETITION. During the Term and, except where the Executive's employment is terminated under circumstances described in Section 5.2(b), for a period of 2 1/2 years thereafter, except as contemplated by this Agreement or the Merger Agreement, the Executive agrees, and shall cause each of his respective Affiliates to agree, that any such Person shall not, directly or indirectly, through any Person Controlled by such Executive, in any form or manner on a worldwide basis: (a) engage in any activities competitive in any material respect with the business of the Company and its Subsidiaries and Affiliates ("Business") for his or their own account or for the account of any other Person, or (b) become interested in any Person engaged in activities competitive in any material respect with the Business as a partner, shareholder, member, principal, agent, employee, trustee, consultant or in any other relationship or capacity; PROVIDED, HOWEVER, that Executive may own, directly or indirectly, solely as a passive investment, securities of any Person if the Executive or any of his Affiliates, as the case may be (x) is not a Person in Control of, or a member of a group that Controls, such Person and (y) does not, directly or indirectly, own 5% or more of any voting class of securities of such Person.

                  7.2 NON-SOLICITATION. During the Term and for a period of 2 1/2 years thereafter, the Executive will not, directly or indirectly, use proprietary knowledge or information relating to the Company or its Subsidiaries or Affiliates obtained during the course of Executive's employment with the Company with the intention to, or which a reasonable person would construe to
(a) interfere with or disrupt any present or prospective relationship, contractual or otherwise, between the Company or its Subsidiaries or Affiliates and any customer, supplier, employee, consultant or other person having business dealings with the Company or its Subsidiaries or Affiliates, or (b) employ or solicit the employment or engagement by others of any employee or consultant of the Company or its Subsidiaries or Affiliates who was such an employee or consultant at the time of termination of the Executive's employment hereunder or within one year prior thereto.

                  7.3 SCOPE. The Executive agrees that the provisions of this
Section 7 are necessary to protect the interests of the Company or its Subsidiaries or Affiliates and are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that the provisions of this Section 7 or any part thereof are unenforceable because of the duration or geographical scope of such provision, such court will have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision will be enforceable.

         8. NONDISCLOSURE. Except with the prior written consent of the Company in each instance or as may be reasonably necessary to perform the Executive's services hereunder, the Executive shall not disclose, use, publish, or in any other manner reveal, directly or indirectly, at any time during or after the Term, any Confidential Information relating to the Company or any Subsidiary or Affiliate thereof acquired by him prior to, during the course of, or incident to, his employment hereunder. "Confidential Information" shall mean (a) proprietary information, trade secrets and know-how of the Company and its Affiliates in which one may obtain a legally protected interest, (b) confidential information relating to the business, operations, systems, networks, services, pricing policies, marketing plans, product development plans and inventions and research of the Company or its Affiliates, and (c) confidential information relating to the financial affairs and results of operations and forecasts or projections of the Company and its Affiliates; provided that not information shall constitute Confidential Information if it
(1) is generally known by persons other than the Company or its Affiliates, or
(2) is known by persons other than the Company or its Affiliates by reason of the action of persons other than the Executive or any person acting at the Executive's direction or with the Executive's consent, or (3) is compelled to be disclosed by law or legal process. In the event Executive is required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoenas, civil investigative demand or similar process) to disclose any such Confidential Information, the Executive shall provide the Company with prompt written notice of such requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section. If, in the absence of such a protective order or other remedy or receipt of a waiver by the Company, the Executive is nonetheless advised by his legal counsel that he is legally compelled to disclose such Confidential Information, the Executive may, without liability hereunder, disclose only that portion of such confidential information which such counsel advises is legally required to be disclosed.

         9. REMEDIES FOR CERTAIN BREACHES. If the Executive commits a breach, or threatens to commit a breach, of any of the provisions of Sections 6, 7 and/or 8 hereof, the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the others, and shall be severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available under law or in equity to the Company, the right and remedy to have the provisions of Sections 6, 7 and/or 8 enforced by any court of competent jurisdiction by injunction, restraining order, specific performance or other equitable relief in favor of the Company, it being acknowledged and agreed that any breach or threatened breach of Sections 6, 7 and/or 8 hereof by the Executive will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

         10. ARBITRATION. Any dispute, controversy or claim, at any time arising out of this or relating to this Agreement, or the breach, termination or invalidity thereof (other than any dispute, controversy or claim pursuant to Sections 6, 7, 8 and/or 9 hereof, which may, at the option of the Company, be submitted to any court having jurisdiction), shall be referred to final and binding arbitration by a panel of three arbitrators selected according to the Commercial Arbitration Rules of the American Arbitration Association (but not held under its auspices). In the event the arbitrator selected by the Executive and the arbitrator selected by the Company cannot, within 30 days after the appointment of both, agree on a third arbitrator, he or she shall be selected by the Chief Judge of the Federal District Court of the Southern District of New York. The place of arbitration shall be New York, NY. Any arbitral award may be entered as a judgment in any court of competent jurisdiction.

         11. MISCELLANEOUS.

                  11.1 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

                  If to the Executive:     David Walsh
                                           2 South End Avenue
                                           New York, NY 10280

                  copy to:                 Cahill Gordon & Reindel
                                           80 Pine Street
                                           New York, NY  10005
                                           Telecopier No.: (212) 269-5420
                                           Attn: Jonathan Schaffzin, Esq.

                  If to the Company:       International Exchange Networks, Ltd.
                                           c/o IPC Information Systems, Inc.
                                           Wall Street Plaza
                                           88 Pine Street - 15th Floor
                                           New York, NY 10005
                                           Telecopier No.: (212) 858-7959
                                           Attn: General Counsel

                  copy to:                 Morgan Lewis & Bockius
                                           101 Park Avenue
                                           New York, NY  10178
                                           Telecopier No.: (212) 309-6273

                                           Attn: Philip H. Werner, Esq.

or to such other address as the party to whom notice is given may have previously furnished to the other parties hereto in writing in the manner set forth above.

                  11.2 ENTIRE AGREEMENT. Upon the Closings, this Agreement shall constitute the entire agreement between the Executive and the Company with respect to the Company' employment of the Executive and supersedes all prior agreements and understandings, written or oral, with respect thereto, including, without limitation, the Existing Agreement.

                  11.3 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by (a) an instrument in writing and signed by the party against whom such amendment or waiver is sought to be enforced, and (b) in the case of the Company, such amendment or waiver also must be duly authorized by an appropriate resolution of the Board.

                  11.4 SUCCESSORS AND ASSIGNS. The Company shall have the right to assign this Agreement. The personal services of the Executive are the subject of this Agreement and no part of his rights or obligations hereunder may be assigned, transferred, pledged or encumbered by the Executive. This Agreement shall inure to the benefit of, and be binding upon (a) the parties hereto, (b) the heirs, administrators, executors and personal representatives of the Executive and (c) the successors and assigns of the Company as provided herein.

                  11.5 GOVERNING LAW. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, and all amendments and supplements hereof and all waivers and consents hereunder, shall be construed in accordance with and governed by the laws of the State of New York without giving effect to any conflicts of law provisions or rule, that would cause the application of the laws of any other jurisdiction.

                  11.6 SEVERABILITY. If any provisions of this Agreement as applied to any part or to any circumstance shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances or the validity or enforceability of this Agreement.

                  11.7 SURVIVAL. The rights and obligations of the Company and Executive pursuant to Sections 6, 7, 8, 9, 10 and this Section 11 shall survive the termination of the Executive's employment with the Company and the expiration of the Term.

                  11.9 CAPTIONS. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  11.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        EXECUTIVE:


                                         /s/ David Walsh
                                        ---------------------------------
                                        Name: David Walsh


                                        INTERNATIONAL EXCHANGE NETWORKS, LTD.


                                        By: /s/ Daniel Utevsky
                                           ------------------------------
                                           Name:  Daniel Utevsky
                                           Title: General Counsel/Secretary


         Solely as to Section 4.3(a) hereof, agreed to and accepted by:

                                        IPC INFORMATION SYSTEMS, INC.


                                        By: /s/ S.T. Clontz
                                           ------------------------------
                                           Name:  S.T. Clontz
                                           Title: President and CEO

                                                                       EXHIBIT A
                                                                       ---------

                          IPC INFORMATION SYSTEMS, INC.
                                STOCK OPTION PLAN
                                GRANT CERTIFICATE

This Grant Certificate evidences the grant of an option pursuant to the provisions of the Stock Option Plan (the "Plan") of IPC Information Systems, Inc. (the "Company") to the individual whose name appears below (the "Grantee"), covering the specific number of shares of Common Stock of the Company ("Stock") set forth below, pursuant to the provisions of the Plan and on the following express terms and conditions:

1. Name of Grantee:

         David Walsh

2. Number of shares of Stock of the Company which are subject to this option:

         108,975 shares [representing 2.36% of outstanding stock on a fully diluted basis].

3. Exercise price of shares subject to this option:

         $21 per share

4. Date of grant of this option:

         [Closing Date]

5. Vesting:

         See Section 5(b) of the Plan.

6. Termination date of this option:

         See Section 5(c) of the Plan.

The Grantee hereby acknowledges receipt of a copy of the Plan as presently in effect. The text and all of the terms and provisions of the Plan are incorporated herein by reference, and this option is subject to these terms and provisions in all respects. At any time when the Grantee wishes to exercise this option, in whole or in part, the Grantee shall submit to the Company a written notice of exercise, specifying the exercise date and the number of shares to be exercised. Upon exercise, the Grantee shall remit to the Company the exercise price, plus an amount sufficient to satisfy any withholding tax obligation of the Company that arises in connection with such exercise.


IPC INFORMATION SYSTEMS, INC.                AGREED TO AND ACCEPTED BY:



By:________________________                  _____________________________
                                                    Grantee